United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2010

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 10, 2010, the Compensation Committee (the "Committee") of the Board of Directors of ePlus inc. (the "Company") selected Phillip G. Norton (President and Chief Executive Officer), Bruce M. Bowen (Executive Vice President), Elaine D. Marion (Chief Financial Officer), and Steven J. Mencarini (Senior Vice President) to be participants in the Company’s Executive Incentive Plan (the "Plan") for the fiscal year ending March 31, 2011.

The 2011 performance criteria and their relative weights for Messrs. Norton, Bowen and Mencarini are as follows: Company financial performance, 66.6%; and individual performance, 33.3%.  For Ms. Marion, the 2011 performance criteria are based 50% on Company financial performance and 50% on individual performance.  The Company financial performance will be based on the Company’s net earnings before taxes for the 2011 fiscal year as stated in the Company’s Form 10-K for such year, as compared to the Company’s budget.  Such earnings will be adjusted to exclude the following: (i) the incentive compensation accrued by the Company under the Plan, (ii) all items of income, gain or loss determined by the Board to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business, and (iii) any income, gain or loss attributable to the business operations of any entity acquired by the Company during the 2011 fiscal year.  The cash incentive compensation for fiscal year 2011 can range from 0% to a maximum of 50% of the executive’s base salary.

Item 8.01 Other Events

On August 11, 2010, the Company announced that its Board of Directors amended its current share repurchase plan, which commenced on September 16, 2009. Under the plan as amended, the Company may repurchase up to 500,000 shares of ePlus' outstanding common stock beginning on September 16, 2010 through September 16, 2011. The purchases may be made from time to time in the open market, or in privately negotiated transactions, subject to availability. Any repurchased shares will have the status of treasury shares and may be used, when needed, for general corporate purposes.

A copy of the press release issued by the Company announcing the share repurchase program is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

 Exhibit No.                            Description

99.1	Press release dated August 12, 2010 issued by ePlus inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: August 12, 2010